Exhibit 10.12
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
WATERFRONT MEDIA, INC.
45 Main Street, #800
Brooklyn, NY 11201
February 12, 2008
SBD/Waterfront Media Limited Partnership
c/o William Morris Agency, LLC
1325 Avenue of the Americas
New York, NY 10019
Attn: Eric Zohn
[ * ]
[ * ]
[ * ]
[ * ]

Re:	“South Beach Diet” Online Diet and Weight Loss Service
Dear Gentlepeople:
     This letter agreement (“Agreement”) sets forth the terms of the agreement among Waterfront Media, Inc. (“Waterfront”), SBD/Waterfront Media Limited Partnership (“SBD/WM LP”) [ * ] regarding Waterfront’s development, distribution, marketing and exploitation of an online subscription and/or advertising supported diet and weight loss service related to any and all “South Beach Diet” book(s) written by Dr. Arthur Agatston (“Agatston”) [ * ] prior to and during the Term (“SBD Books”). A list of currently existing SBD Books is attached hereto as Schedule A.
     The parties acknowledge that the agreement among Agora Media, Inc. (predecessor in interest to Waterfront), SBD, LLC (predecessor in interest to SBD/WM LP) [ * ] dated May 9, 2003 (the “Previous Agreement”) is, as of the date of this letter, currently in effect and will remain in effect, pursuant to its terms, until its expiration on May 9, 2008. This Agreement does not amend or supersede the Previous Agreement which continues in accordance with its terms until its expiration. This Agreement is intended to address the parties’ relationship only upon expiration of the Previous Agreement, and shall apply at such time notwithstanding any contrary term in the Previous Agreement.
1.	Grant of Rights:
     (a) During the Term [ * ], SBD/WM LP [ * ] grant to Waterfront the non-exclusive worldwide license and right to reproduce, develop, distribute, publicly perform, publicly display, translate into all languages, modify, and adapt on the Internet (all with SBD/WM LP’s pre-approval as set forth in Paragraph 5 below), (i) the content contained in the SBD Books (“SBD Book Content”), provided such content from any SBD Book is not displayed in its entirety or as a so-called e-book, (ii) existing content (other than SBD Book Content) provided by SBD/WM LP to Waterfront relating to the South Beach Diet, which shall include the material listed in Schedule B attached hereto (the “Existing SBD Material”) and (iii) New Content (as defined in Paragraph 11(a) below) that has been approved by SBD/WM LP pursuant to Paragraph 5 (collectively the “SBD Materials”) in the form of an online subscription and/or advertising supported diet and weight loss service [ * ] now known or hereafter invented (the “Service”). Notwithstanding the foregoing, Waterfront shall obtain the approval of SBD/WM LP, in accordance with Paragraph

5 below, for the licensing of any content from the Service to any third party, which approval may be withheld for any reason, whether Waterfront considers such decision reasonable or not. Furthermore, notwithstanding the foregoing, the parties acknowledge and agree that the [ * ].
     (b) Subject to the provisions of Paragraph 14 below, during the Term [ * ]: (i) other than pursuant to this Agreement, SBD/WM LP (including Agatston) [ * ] will not sell, license or otherwise exploit (whether through an affiliate or other third party) any [ * ] using the SBD Materials, or any other South Beach Diet branded content created or authorized by SBD/WM LP or Agatston in the form of [ * ] and (ii) except in connection with customary promotional and publicity activities by SBD/WM LP and/or Agatston [ * ] and/or their respective related entities, publishers or licensees for any book or periodical materials created by SBD/WM LP or Agatston or any other SBD Brand product or service, including promotion of the SBD Brand and SBD Books [ * ], SBD/WM LP (including Agatston) [ * ] will not sell, license or otherwise exploit the SBD Materials, or content using the SBD Brand, or Agatston’s name and likeness in connection with [ * ]. Notwithstanding the foregoing restrictions and the terms and conditions of this Agreement or anything else to the contrary herein, (i) [ * ], (ii) [ * ] SBD/WM LP and Agatston shall not be limited in any way from exploiting the online rights to academic and professional intellectual properties or non-health/medical related properties, and (iii) [ * ] SBD/WM LP, and Agatston shall not be limited in any way from exploiting new health programs not using the SBD Brand or the SBD Materials or any other South Beach Diet branded content created or authorized by SBD/WM LP or Agatston, a paid subscription print newsletter or any activities of any kind that do not otherwise violate any restrictions on the activities hereunder.
     (c) Anything to the contrary notwithstanding, no material changes to the current business model of the Service during the Term (e.g. removing the paid subscription wall) may be made at any time without the prior written approval of SBD/WM LP [ * ].
2.	Term:
     The term of this Agreement (the “Term”) shall commence immediately upon expiration of the Previous Agreement on May 9, 2008, and, subject to earlier termination as herein provided, shall continue for five (5) years (hereinafter each successive year of the Term shall be “Year 1”, “Year 2”, “Year 3”, “Year 4” and “Year 5”) [ * ]. Upon termination of this Agreement other than termination due to a breach of this Agreement by Waterfront pursuant to Paragraph 13(a), (b) or (c), [ * ]. Notwithstanding the foregoing, Waterfront shall have [ * ].
3.	Development and Marketing of the Service; Certain Definitions:
     Waterfront shall at its sole expense (and with SBD/WM LP’s approvals, as applicable pursuant to Paragraph 5 below), develop, market, distribute and exploit the Service. Waterfront agrees to (i) [ * ] and (ii) [ * ].
     [ * ].
     As used in this Agreement, the following terms have the following meanings:
     [ * ].
     “Advertising Revenues” means all [ * ].
     “Subscription Revenues” means all [ * ].
     “Gross Revenues” means the sum of Advertising Revenues and Subscription Revenues.
4.	SBD Materials:
     (a) SBD/WM LP shall, at its expense, furnish to Waterfront copies of the SBD Materials, and, if

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

updated, thereafter on a regular and timely basis, and provide Waterfront with reasonable access to and copies of any other content related to the SBD Brand owned and controlled by SBD/WM LP [ * ]. If necessary, SBD/WM LP shall update on a regular and timely basis all factual material provided by SBD/WM LP and incorporated in the Service. Once updated materials are provided to Waterfront, Waterfront shall modify the Service as promptly as reasonably possible to reflect such changes.
     (b) SBD/WM LP shall provide the services of Agatston (or the services of a substitute mutually agreed upon by SBD/WM LP and Waterfront (such agreement not to be unreasonably withheld by Waterfront) it being understood that Sari Agatston is pre-approved as a substitute for Agatston) (i) to consult regularly (no more then [ * ] except as expressly agreed to in writing by SBD/WM LP and Waterfront) with Waterfront regarding the development and on-going production of the Service and (ii) to actively participate in bulletin boards and online chats as and to the extent agreed to by Agatston in his sole discretion and provide weekly content for question & answer articles in connection with the Service during the Term as reasonably requested by Waterfront. The parties acknowledge that consultation may be done by telephone, fax and/or e-mail.
     (c) During the Term [ * ] SBD/WM LP shall continue to maintain and make available to Waterfront the “www.southbeachdiet.com” URL as a home page for the Service. As among the parties, it is agreed that the aforementioned URL shall be owned by SBD/WM LP, or an affiliate, and its use shall be governed by the terms set forth in this Agreement.
5.	Approvals:
     Prior to any advertising for the Service that has not already been approved by SBD/WM LP or any material updates or modifications of the content of the Service, Waterfront shall provide SBD/WM LP, at Waterfront’s expense, access to the Service and such advertisements and/or updates or modifications for the purpose of SBD/WM LP’s right to approve in writing of all aspects of the Service and such advertisements, updates and/or modifications. SBD/WM LP’s approval of same shall not be unreasonably withheld and any disapproval by SBD/WM LP shall be in writing to Waterfront. SBD/WM LP’s failure to approve the Service or such advertising, updates and/or modifications within five (5) business days after SBD/WM LP is provided access thereto, or receives such materials at the address set forth in Paragraph 22 below if provided by mail, e-mail or fax, shall be deemed approved by SBD/WM LP. Waterfront shall not, without SBD/WM LP’s written consent (which shall not be unreasonably withheld), depart from the quality, form or content previously approved by SBD/WM LP. Any approvals pursuant to this Paragraph 5 may be made by mail, email or fax to the addresses set forth in Paragraph 22 below.
6.	Use of Names and Marks:
     During the Term [ * ], SBD/WM LP grants Waterfront the worldwide, limited, non-exclusive right to use, publish and broadcast, and to authorize others under Waterfront’s direction and control to do so, Agatston’s name, voice and likeness and any and all of the Marks (as defined in Paragraph 14(c) below) relating to the South Beach Diet brand owned by SBD/WM LP or any of its related entities (collectively, the “SBD Brand”) solely in connection with the Service and/or Waterfront and the advertising and promotion thereof. Any such use, publication or broadcast by Waterfront shall be subject to the approvals of SBD/WM LP set forth in Paragraph 5 above and shall otherwise be consistent with SBD/WM LP’s reasonable written guidelines, provided in advance to Waterfront, governing the quality, form and content of use of SBD/WM LP marks and services, it being acknowledged by SBD/WM LP [ * ] that any uses approved under Paragraph 5 shall be deemed to be consistent with SBD/WM LP’s guidelines. [ * ]. All uses of the SBD Brand shall be subject to SBD/WM LP’s prior approval as set forth in Paragraph 5. Waterfront’s license to use the SBD Brand shall expire upon the expiration or earlier termination of this Agreement, [ * ], in accordance with the provisions of Paragraph 2 above. Waterfront shall not modify, alter or obfuscate the SBD Brand or use them in a manner that disparages SBD/WM LP, Agatston [ * ] or their respective

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

products or services or in an otherwise improper or deceitful manner such as an unauthorized URL re-direct, it being acknowledged by SBD/WM LP [ * ] that any uses approved under Paragraph 5 above shall be deemed not to be (i) a modification, alteration or obfuscation of the SBD Brand, (ii) disparaging of SBD/WM LP, the SBD Brand [ * ] or [ * ] respective brands, products or services, or (iii) an otherwise improper or deceitful manner of use. Presentation of the SBD Brand shall at all times be such that the ownership of any particular trademark by SBD/WM LP is clearly stated and all trademarks shall bear the “®” or “™” symbols where applicable. Waterfront hereby renounces ownership of and assigns to SBD/WM LP any goodwill which accrues as the result of Waterfront’s use of the SBD Brand.
7.	[ * ] Royalties:
     (a) [ * ] — Waterfront shall pay SBD/WM LP [ * ] of the Advertising Royalties, [ * ] Traffic Royalties and the Subscription Royalties, as defined and set forth below (and collectively referred to as “Royalties”), due to [ * ]. [ * ]:
[ * ]
[ * ]
[ * ]
[ * ]
[ * ]
All Royalties payable to [ * ].
     (b) [ * ]
     (c) Waterfront will pay a royalty (the “Subscription Royalty”) to [ * ] calculated on [ * ] in the amount of the greater of: (i) [ * ] of the Subscription Revenues and (ii) [ * ] of Subscription Revenues [ * ] in the relevant [ * ].
     (d) Waterfront will pay a royalty (the “[ * ] Traffic Royalty”) to [ * ] calculated on [ * ] in the amount of [ * ] of Subscription Revenues [ * ].
     (e) Waterfront will pay [ * ] a royalty (the “Advertising Royalty”) of [ * ] of Waterfront’s Advertising Revenues, as calculated on [ * ]. All such advertising on the Service shall be approved in advance by SBD/WM LP in writing in accordance with Paragraph 10 below.
     (f) Waterfront’s obligations to pay any Royalties accrued to [ * ] during the Term shall survive termination of this Agreement. Any Royalties payable under this Agreement shall be paid within 45 days after the end of the [ * ] in which they accrue.
     (g) As between SBD/WM LP and Waterfront, SBD/WM LP will [ * ] to [ * ] by the Service such as [ * ] on [ * ] and [ * ] for use in the Service [ * ] without any [ * ] in connection with [ * ] of such [ * ] (including without limitation in [ * ] and other [ * ]) subject to the provisions of Paragraph 14(e) below.
8.	Accounting and Audit:
     Waterfront shall provide SBD/WM LP [ * ] with [ * ] statements of account (including, without limitation, a report in the form attached hereto as Schedule C, accompanied by payment of any Royalties then due to SBD/WM LP [ * ]. Upon reasonable prior written notice to Waterfront and no more frequently than once each Year during the Term, SBD/WM LP [ * ] shall have the right, at [ * ] expense and through a third party auditor appointed by SBD/WM LP [ * ], to examine the books and records (including those in computer form) of Waterfront solely to the extent related to statements provided to SBD/WM LP [ * ] by Waterfront pursuant to this Paragraph 8. Any such audit shall be conducted only during the business hours of Waterfront and shall not be unreasonably disruptive of

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Waterfront’s business or operations. The auditor must agree to confidentiality and security terms reasonably imposed by Waterfront with respect to such examination and audit. In the event a discrepancy of [ * ] or more in favor of SBD/WM LP [ * ] is discovered, Waterfront shall also pay the reasonable cost of such inspection up to the amount of any discrepancy. Upon signature of this Agreement, Waterfront will provide SBD/WM LP [ * ] with dates and times sufficient for an audit of Waterfront’s books and records with respect to accountings and payments made pursuant to the Previous Agreement.
9.	Ownership of User Data:
     (a) Subject to Paragraph 9(b) below, [ * ] consumer data (whether or not paid subscriber data) generated in connection with the Service (the “SBD Consumer Data”).
     (b) Waterfront may [ * ] Waterfront product or service) for the [ * ] promoting and operating the Service [ * ] (including without limitation, [ * ] except as permitted under Paragraph 10 below, provided that Waterfront [ * ] during the Term hereof. Notwithstanding the foregoing, Waterfront shall have the ability to passively track consumers that signed up for the Service but did not sign up for any other Waterfront product or service for the purpose of serving appropriate or targeted display advertisements to such consumers. Waterfront will not allow any third party to use such exclusive SBD Consumer Data. [ * ]. The restrictions of this Paragraph 9 will survive the termination or expiration of this Agreement. It is expressly agreed that Waterfront is not restricted in any way from using for any purpose any consumer data (which is not exclusive SBD Consumer Data as defined above) generated from Waterfront’s products or services other than the Service (“Separate Waterfront Consumer Data”). No rights of any kind are granted to SBD/WM LP [ * ] relating to any such Separate Waterfront Consumer Data, nor shall any royalties or other fees be owed to SBD/WM LP [ * ] for Waterfront’s exploitation of the Separate Waterfront Consumer Data. The parties acknowledge and agree that the SBD Consumer Data referenced in this paragraph [ * ].
     (c) Waterfront shall continue to use the DART tracking software or another third party tracking software mutually agreed upon in writing by the parties to reflect sources of customer acquisition for the Service and other reasonable tracking devices with respect to the Service that are deemed advisable by the parties hereto. All information secured from such tracking software and devices shall be deemed SBD Consumer Data hereunder.
     (d) All SBD Consumer Data shall be provided to SBD/WM LP [ * ] on a quarterly basis in a format agreed upon by the parties but if no format is agreed, then it shall be sent in a clean Microsoft Excel (PC) file. Upon signature of this Agreement, Waterfront shall provide SBD/WM LP [ * ] with all paid subscriber data to be supplied pursuant to the Previous Agreement for use in accordance therewith.
10.	Advertising:
     All advertisers and advertising included in or for the Service (including, without limitation, for cross-marketing, through opt-in registration, of Waterfront’s newsletters within the Service) must be approved in writing by SBD/WM LP, and it is agreed that no such advertising shall be furnished to products or services that are competitive with the Service or the SBD Brand or for alcohol, tobacco, firearms or weight loss products. In addition, advertising or sponsorship for food, beverages, pharmaceuticals, nutriceuticals and OTC drugs shall be accepted only following prior written approval of the specific product by SBD/WM LP. Notwithstanding the foregoing, the parties acknowledge and agree that Waterfront’s cross-marketing, through opt-in registration, of the following newsletters (or newsletters substantially similar in nature in the event the title of such newsletter changes) shall be permitted and deemed to be approved by SBD/WM LP provided that such newsletters, upon delivery to individuals that signed up for such newsletters through the Service, [ * ].
11.	New Content:
     (a) The parties acknowledge that users will supply Consumer Generated Material. In addition, SBD/WM LP and Waterfront will each create new content in response to such Consumer Generated Material as well as other new content for the Service, including without limitation the content to be provided pursuant to

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Paragraph 4(a) above (collectively, the Consumer Generated Material as well as new content supplied by SBD/WM LP[ * ] or Waterfront are referred to as “New Content”).
     (b) [ * ]
     (c) Any new content (other than the SBD Materials) not using the SBD Brand [ * ] shall not be covered by this Agreement. It is agreed that any new content (other than the SBD Materials) desired by Waterfront for the Service shall be the responsibility of Waterfront to provide at its sole expense. It is agreed that any recipes requested by Waterfront and provided by [ * ] from its database of recipes shall be paid by Waterfront at [ * ] for the Term [ * ], excluding recipes covered in Schedule A. Any reasonable staff and freelance time charges and out of pocket expenses incurred by [ * ] in connection with the testing of recipes shall be invoiced by [ * ] to Waterfront and paid by Waterfront within ninety (90) days of each such invoice.
12.	Promotional Activities:
     During the Term, SBD/WM LP shall furnish Agatston (or a substitute supplied by SBD/WM LP who is mutually agreed in writing by SBD/WM LP and Waterfront for up to [ * ] of such appearances) for at least [ * ], for public appearances, publicity events and other marketing efforts as reasonably agreed in writing between SBD/WM LP and Waterfront, and subject to Agatston’s other bona fide professional obligations. SBD/WM LP will make reasonable efforts to promote the Service in all personal and media appearances made by Agatston or any other SBD/WM LP representative.
13.	Termination / Force Majeure:
     (a) Any of the parties shall have the right to terminate this Agreement in the event that another party purports to transfer this Agreement or its rights hereunder in violation of Paragraph 21. The failure of a party hereto to perform its obligations on account of an event beyond its reasonable control, including, without limitation, strikes, labor disputes, war, terrorism, natural disaster, civil disturbance, or actions or decrees of governmental bodies or agencies (each, a “force majeure event”) shall not constitute a breach of this Agreement by such party, it being understood, however, that such party shall make all reasonable efforts to cure such failure upon the cessation of such force majeure event. Notwithstanding the forgoing, if such force majeure event lasts for more than six consecutive months or nine months in the aggregate, then any of the parties hereto shall have the right to terminate this Agreement.
     (b) This Agreement may be terminated by any party upon [ * ] written notice to the other party of a breach of a material provision of this Agreement by any other party, and the failure of the breaching party to cure such breach within said [ * ] period, assuming such breach is subject to being cured, otherwise, it will automatically terminate [ * ] after such written notice. Notwithstanding the foregoing, in the event that [ * ] SBD/WM LP is the breaching party pursuant to the preceding sentence, the Agreement shall not be terminated unless Waterfront is the party that provides written notice of breach in accordance with the preceding sentence.
     (c) In the event any party hereto files a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or has a receiver appointed for its business and such receiver is not discharged within thirty (30) days, then the other [ * ] shall have the right to terminate this Agreement immediately upon written notice.
     (d) (i) In the event Agatston is convicted or pleads nolo contendere to any crime involving moral turpitude during the first four years of the Term which, in the exercise of reasonable judgment, would likely significantly undermine his credibility in promoting the South Beach Diet, Waterfront shall thereupon have the right to elect, by written notice to SBD/WM LP [ * ], to terminate [ * ] set forth in this Agreement.

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (ii) Waterfront shall use its best efforts to secure a life insurance policy (the “Life Insurance Policy”) on the life of Agatston during the first four years of the Term with a coverage limit of [ * ] during the first year of the Term, [ * ] during the second year of the Term, [ * ] during the third year of the Term and [ * ] during the fourth year of the Term (the “Approved Death Benefits”). SBD/WM LP shall ensure the reasonable cooperation of Agatston to assist Waterfront with obtaining such life insurance coverage (including customary medical testing required by the insurer, it being understood that Agatston shall be entitled to have his own physician present at any and all medical examinations).
     Waterfront shall fund the aggregate premiums for such Life Insurance Policy up to the amount of [ * ] (the “Cap”) in total over the first four years of the Term. In the event that the aggregate premiums of such Life Insurance Policy due during the first four years of the Term exceed the Cap in order to secure the Approved Death Benefits, the parties will mutually agree upon the nature and extent of the death benefits payable under the Life Insurance Policy for a total premium of [ * ] over the first four years of the Term and SBD/WM LP [ * ] shall have the option to pay the insurer on behalf of Waterfront all or a portion of the aggregate premiums due which exceed the Cap in order to secure full death benefits in an amount equal to the Approved Death Benefits.
     In the event that Agatston dies during the first four years of the Term and benefits are paid to Waterfront under the Life Insurance Policy (the “Benefits”), Waterfront shall immediately [ * ] (the “Assigned Benefits”) and such payments of Assigned Benefits shall be [ * ]. In such event, Waterfront shall thereupon have the right to elect, by written notice to SBD/WM LP [ * ], to terminate [ * ].
     In the event that Agatston dies during the first four years of the Term and (A) Waterfront has been unable to secure a Life Insurance Policy on Agatston’s life or (B) Waterfront had secured a Life Insurance Policy on Agatston’s life but SBD/WM LP [ * ] declined to pay the insurer on behalf of Waterfront the portion of aggregate premiums due which exceed the Cap and consequently the Life Insurance Policy is no longer in effect upon Agatston’s death, Waterfront shall thereupon have the right to elect, by written notice to SBD/WM LP [ * ], to terminate [ * ] set forth in this Agreement.
     (iii) If Agatston suffers from a disability which renders him unable to provide his services hereunder or generally promote the South Beach Diet for a period of [ * ] during the first four years of the Term, Waterfront shall thereupon have the right to elect, by written notice to SBD/WM LP [ * ], to terminate [ * ] of the [ * ] set forth in this Agreement.
     (iv) If (A) Agatston has a heart attack during the first four years of the Term resulting from Confirmed Heart Disease as defined below (an “Agatston Heart Attack”), (B) such Agatston Heart Attack becomes known to the general public and (C) the number of subscribers to the Service at the expiration of the 60-day period immediately following initial general public knowledge of such Agatston Heart Attack (“First Public Knowledge”) is less than 80% of the number of subscribers to the Service Waterfront had previously budgeted for such period (taking into account and adjusting for any customary seasonal reduction); it being agreed that Waterfront shall not, during such 60 day period, materially change its marketing activities on behalf of the Service, Waterfront shall thereupon have the right to elect, by written notice to SBD/WM LP [ * ], to terminate [ * ] set forth in this Agreement. Notwithstanding the foregoing, the event set forth in clause “(B)” above shall not deemed to have occurred if Waterfront is the source or cause of such First Public Knowledge, unless the public disclosure of such Agatston Heart Attack was otherwise inevitable. For the purposes of this Agreement, “Confirmed Heart Disease” shall be defined to mean a clinical presentation consistent with an acute coronary syndrome and either new abnormal Q waves in two or more electrocardiographic leads or positive results in cardiac biomarkers (CPK, MD fraction> 8.8 and Troponin I> 0.4) as confirmed by two independent board certified cardiologists.
     (v) In the event that Waterfront elects, pursuant to Paragraph 13(d) (i), (ii), (iii) or (iv) above, to terminate [ * ] set forth in this Agreement, [ * ] by Waterfront prior to the effective date of such [ * ] termination

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and Waterfront’s remaining obligations hereunder [ * ] and to pay Royalties pursuant to this Agreement) shall remain in full force and effect pursuant to the terms set forth in this Agreement. Notwithstanding the foregoing, in the event that Waterfront’s [ * ] terminates in accordance with the provisions of Paragraph 13(d) (i), (ii), (iii) or (iv) above, [ * ] SBD/WM LP [ * ] shall have the option to terminate this Agreement upon [ * ] written notice to Waterfront.
     (e) [ * ]
14.	Reservation of Rights:
     (a) All rights in the SBD Materials [ * ], except those specifically granted to Waterfront hereunder, are retained by and reserved to SBD/WM LP [ * ].
     (b) SBD/WM LP [ * ] acknowledge that Waterfront shall have the right to include Waterfront branding as part of the Service as approved by SBD/WM LP [ * ] in writing; provided, however, Waterfront is pre-approved to include an industry-standard “Powered by Waterfront Media” and/or an “Everyday Health Network” credit logo, in the form attached hereto as Schedule D, which shall not link to any other Web site or location.
     (c) Each party acknowledges and agrees that: (i) the logos, trade names, trademarks, URLs and service marks (collectively, the “Marks”) of each party are and shall remain the sole property of that party; (ii) nothing in this Agreement shall confer on any party any right of ownership in the other parties’ respective Marks; and (iii) the validity of the Marks of any party shall not now or in the future be contested by the other parties.
     (d) SBD/WM LP [ * ] acknowledge and agree that Waterfront presently engages in the development, distribution and marketing of online newsletters and community application products other than the Service and that Waterfront shall be permitted to continue to do so separate and apart from this Agreement. Waterfront agrees that the Service will have segregated and dedicated editorial and brand management teams who shall not share proprietary information or business plans for the Service or the SBD Brand with any other Waterfront editorial or brand management personnel.
     (e) Notwithstanding anything set forth in this Agreement (including, without limitation, Paragraph 1 above) but subject to any other agreements between [ * ] SBD/WM LP, Agatston or their related entities with respect to the SBD Materials:
     The right to maintain (i) any websites promoting, advertising or selling SBD Books [ * ] and any 3rd party licensees of SBD/WM LP and its related entities, and (ii) any websites servicing, promoting, advertising or selling any prepared SBD Brand food-related home delivery business, are expressly reserved to SBD/WM LP; provided, however, that the rights reserved in this paragraph 14(c) shall not apply in the event that any such website’s primary source of revenue is from the sale of advertising or the sale of access (through subscription or otherwise) to SBD Materials or SBD branded content available through the Internet.
15.	Confidentiality:
     The parties hereto shall keep the terms and conditions of this Agreement confidential, as well as the timing and amounts of any payments made by any party to another party pursuant to this Agreement.
16.	Representations and Warranties:
     (a) SBD/WM LP represents and warrants that: (i) SBD/WM LP has the right and authority to enter into this Agreement and to make the grant of rights [ * ] to Waterfront as set forth herein, and (ii) all rights assigned

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

and/or granted to Waterfront under this Agreement are, [ * ], solely and exclusively owned by SBD/WM LP or under exclusive license to SBD/WM LP throughout the world and Waterfront’s incorporation of such material into the Service shall not violate or infringe upon the copyright, trademark, rights of privacy or any other rights whatsoever of any third parties, and (iii) SBD/WM LP is not aware of any third party claim for personal injury, including death, against SBD/WM LP and/or Agatston arising from or relating to use of the SBD Materials.
     (b) [ * ]
     (c) SBD/WM LP shall defend, indemnify and hold Waterfront harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable outside attorneys’ fees, incurred by or imposed on Waterfront by reason of (i) any breach of the foregoing warranties and representations in Paragraph 16(a), or (ii) any third party claim for personal injury, including death, arising from or relating to use of the SBD Materials. [ * ].
     (d) Waterfront represents and warrants that: (i) Waterfront has the right and authority to enter into this Agreement, and (ii) all materials incorporated into the Service by Waterfront which do not originate with SBD/WM LP, [ * ] Agatston or Service users, shall not violate or infringe upon the copyright, trademark, rights of privacy or any other rights whatsoever of any third parties. Waterfront shall defend, indemnify and hold SBD/WM LP [ * ] harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable outside attorneys’ fees, incurred by SBD/WM LP [ * ] by reason of any breach of the foregoing warranties and representations of Waterfront.
17. Disclaimer of Warranties: EXCEPT FOR THE LIMITED WARRANTIES UNDER THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE SERVICE OR THE DISTRIBUTION THEREOF.
18. Loss of Data/Interruption of Distribution: NO PARTY SHALL BE LIABLE FOR ANY LOSS OF DATA OR INTERRUPTION OF ITS DISTRIBUTION OF THE SERVICE FOR ANY REASON BEYOND ITS REASONABLE CONTROL, AND SUCH LOSS OF DATA OR INTERRUPTION OF ITS DISTRIBUTION OF THE SERVICE SHALL NOT BE DEEMED A BREACH OF THIS AGREEMENT.
19. Arbitration:
     Intentionally Deleted
20. Bankruptcy: In addition to any rights or remedies SBD/WM LP [ * ] may have under Paragraph 13(c), in the event that Waterfront files any proceeding for relief from its creditors under the bankruptcy laws of the United States or any similar proceeding under the laws of any state and Waterfront does not meet its obligations to SBD/WM LP under the terms of this Agreement, then all rights to be exercised by Waterfront under this Agreement in the future shall be terminated (it being understood that Waterfront shall nevertheless remain liable for [ * ], Royalties and any other sums due SBD/WM LP [ * ] hereunder) and any rights that Waterfront has to the SBD Materials shall automatically revert to SBD/WM LP [ * ].
21. General:
     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supercedes any and all prior agreements, understandings, promises and representations made by a party to the other parties concerning the subject matter hereof and the terms applicable hereto. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No delay on the part of any party hereto in exercising any right

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereunder or under applicable laws, shall operate of a waiver of such right. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions hereof shall not be affected. Regardless of its place of physical execution or performance, the Agreement shall be construed and enforced in accordance with the laws of the State of New York and without regard to the principles of conflicts of law. No party may assign or transfer this Agreement or any of its rights or duties hereunder without the prior written consent of the other parties, which shall not be unreasonably withheld, except that (a) SBD/WM LP [ * ] may [ * ] assign this Agreement and all of [ * ] rights and duties hereunder to entities owned or controlled by [ * ] and (b) any party may assign or transfer this Agreement by merger, or acquisition or in connection with a sale of all or substantially all of the party’s assets, provided that in the event of such assignment, transfer or sale by Waterfront, [ * ] and provided further that the assignee, transferee or purchaser has the requisite financial capacity and the requisite technical capacity, editorial experience and personnel to fully perform the terms and conditions of this Agreement after the effective date of such assignment, transfer or sale. The parties acknowledge and agree that any assignee, transferee or purchaser shall be deemed to have the requisite editorial experience and personnel to fully perform the terms and conditions of this Agreement after the effective date of such assignment, transfer or sale if such assignee, transferee or purchaser has entered into employment agreements for at least the remainder of the Term hereof with the key Waterfront personnel who were primarily responsible for the performance of Waterfront’s obligations and duties hereunder prior to the effective date of such assignment, transfer or sale. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A copy of an executed facsimile page shall be binding upon a party for all purposes. This Agreement is binding upon and inures to the benefit of the parties and their respective successors, licensees and assigns.
22. Notices:
     All notices hereunder shall be made in writing to the other parties at their designated addresses below (or such other addresses as a party may update upon notice to the other parties in accordance with this Paragraph 22), and either (a) delivered personally, (b) sent by certified mail (when properly addressed and bearing proper postage), return receipt requested, (c) sent by facsimile so long as proof of confirmation is maintained, or (d) only in the case of approval requests and notices pursuant to Paragraph 5 above, by confirmed electronic mail. Notices sent via certified mail shall be deemed given (i) three (3) days after deposit in the mail, (ii) upon receipt when delivered personally, or (iii) upon transmission when delivered by facsimile or by email.
Notices to Waterfront shall be sent to:
Waterfront Media, Inc.
45 Main Street, #800
Brooklyn, NY 11201
Attention: Alan Shapiro, Senior Vice President & General Counsel
Fax: (718) 797-1676
Email: ashapiro@waterfrontmedia.com
Notices to SBD/WM LP shall be sent to:
SBD/Waterfront Media Limited Partnership
1691 Michigan Avenue, Suite 500
Miami Beach, FL 33139
Attn: Sari Agatston
Fax: (305) 538-1979
Email: sari.agatston@southbeachdietlp.com

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

With courtesy copies to:
William Morris Agency, LLC
1325 Avenue of the Americas
New York, NY 10019
Attn: Eric Zohn
Fax: 212-632-1223
Email:ezohn@wma.com
and
Frankfurt Kurnit Klein & Selz, PC
488 Madison Avenue
New York, NY 10022
Attn: Richard B. Heller, Esq.
Fax: (347) 438-2105
Email: rheller@fkks.com
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     Please acknowledge your acceptance of the foregoing by signing below and returning a copy to me.
Sincerely,
WATERFRONT MEDIA, INC.
By: /s/ Ben Wolin
Title: CEO

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreed and accepted:
SBD/WATERFRONT MEDIA LIMITED PARTNERSHIP
BY: SBD/Waterfront Media, Inc., its General Partner
By: /s/ Arthur Agatston
Its: President
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[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE A
1.	The South Beach Diet: The Delicious Doctor Designed, Fool Proof Plan for Fast Healthy Weight Loss [ * ]

2.	The South Beach Diet Cookbook [ * ]

3.	The South Beach Diet Quick & Easy Cookbook [ * ]

4.	The South Beach Diet Parties & Holidays Cookbook [ * ]

5.	The South Beach Diet Taste of Summer Cookbook [ * ]

6.	The South Beach Diet Good Fats Food Carbs Guide [ * ]

7.	The South Beach Diet Dining Guide [ * ]

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE B
(1)	Access to written background material used to develop the books listed in Schedule A and the South Beach Diet

(2)	Access to recipes provided from Agatston or Agatston trained nutritionists to Agatston patients

(3)	Access to generic (not patient specific) support information provided to patients. Example: Exercise Plans

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE C
Sample Report

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE D

[ * ]	=	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.